Exhibit 1.1

                              $ __________________

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

         Commercial Mortgage Pass-Through Certificates, Series _________
                              Classes _____________

                             UNDERWRITING AGREEMENT

_________________, 200__

J.P. Morgan Securities Inc.
  As Representative of the
  several Underwriters listed
  in Schedule I hereto
c/o J.P. Morgan Securities Inc.
270 Park Avenue, 10th Floor
New York, New York 10017

Ladies and Gentlemen:

            J.P. Morgan Chase Commercial Mortgage Securities Corp., a Delaware corporation (the "Depositor"), proposes to sell to the several Underwriters listed in Schedule I hereto (the "Underwriters"), for whom you are acting as representative (the "Representative"), $_______________ principal amount of Commercial Mortgage Pass-Through Certificates, Series ______, Classes ___________ (the "Offered Certificates") as set forth in Schedule I hereto. The Offered Certificates, together with the Commercial Mortgage Pass-Through Certificates, Series _________, Classes _______________, NR, R-I, R-II, R-III (the "Private Certificates") are referred to herein as the "Certificates." The Certificates will represent beneficial interests in, among other things, a pool of mortgage loans described in the Prospectus referred to below (the "Mortgage Loans") and certain moneys received under the Mortgage Loans after _________ 1, ____ (the "Cut-off Date"). The Certificates will be issued pursuant to the provisions of a pooling and servicing agreement to be dated as of ________ 1, ____ (the "Pooling and Servicing Agreement"), among the Depositor,
_______________________, as master servicer (the "Master Servicer"),
_________________, as special servicer (the "Special Servicer"), and
_______________________ as trustee (the "Trustee").

            The Depositor hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Offered Certificates, as follows:

            1. Registration Statement. The Depositor has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement on Form S-3 (No. __________), including a prospectus, relating to the Offered Certificates. The registration statement as amended at the time when it became effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, is referred to in this Agreement as the "Registration Statement". The Depositor also has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Offered Certificates (the "Prospectus Supplement"). The related prospectus covering the Offered Certificates in the form first used to confirm sales of the Offered Certificates is hereinafter referred to as the "Basic Prospectus", and the Basic Prospectus as supplemented by the Prospectus Supplement in the form first used to confirm sales of the Offered Certificates is hereinafter referred to as the "Prospectus". Any reference in this Agreement to the Registration Statement, any preliminary prospectus used in connection with the offering of the Offered Certificates (the "Preliminary Prospectus") or the Prospectus shall be deemed to refer to and include any exhibits thereto and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary prospectus or the Prospectus, as the case may be, and any reference to "amend," "amendment" or "supplement" with respect to the Registration Statement, any Preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed as of the Closing Date (as defined below) under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") that are deemed to be incorporated by reference therein.

            When used in this Agreement, "Basic Documents" shall mean (i) the Pooling and Servicing Agreement, (ii) the Certificates, (iii) the mortgage loan purchase agreement, dated as of ______ 1, ____, between JPMorgan Chase Bank ("JPMCB") and the Depositor (the "JPMCB Mortgage Loan Purchase Agreement"), (iv) the mortgage loan purchase agreement, dated as of ______ 1, ____, between _______________ and the Depositor (the "_______ Mortgage Loan Purchase Agreement", and, together with the JPMCB Mortgage Loan Purchase Agreement, the "Mortgage Loan Purchase Agreements") and (vi) any other contract, agreement or instrument which is or is to be entered into by the Depositor on the Closing Date or otherwise in connection with any of the foregoing or this Agreement. JPMCB and _______ are collectively referred to herein as the "Sellers". To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

            2. Purchase of the Offered Certificates by the Underwriters. (a) The Depositor agrees to sell the Offered Certificates to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Depositor, the respective principal amount of each class of the Offered Certificates set forth opposite such Underwriter's name in Schedule I hereto at the Purchase Price set forth in Schedule I, plus accrued interest on the actual principal amount thereof at the applicable Pass-Through Rate from ______________, 200__ to the Closing Date (as defined below). The Depositor will not be obligated to deliver any of the Offered Certificates except upon payment for all the Offered Certificates to be purchased as provided herein.

            (b) The Depositor understands that the Underwriters intend to make a public offering of their respective portions of the Offered Certificates as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Offered Certificates on the terms set forth in the Prospectus. The Depositor acknowledges and agrees

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

that the Underwriters may offer and sell Offered Certificates to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Offered Certificates purchased by it to or through any Underwriter.

            (c) Payment for and delivery of the Offered Certificates will be made at the offices of [_____________________________] at 10:00 A.M., New York
City time, on _____________, 200__, or at such other time on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Depositor may agree upon in writing. The time and date of such payment and delivery is referred to herein as the "Closing Date".

            (d) Payment for the Offered Certificates shall be made by wire transfer in immediately available funds to the account(s) specified by the Depositor to the Representative against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Offered Certificates (collectively, the "Global Note"), with any transfer taxes payable in connection with the sale of the Offered Certificates duly paid by the Depositor. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

            3. (I) Representations and Warranties of the Depositor. The Depositor represents and warrants to each Underwriter that:

            (a) Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission under the Securities Act; no order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been instituted or, to the best knowledge of the Depositor, threatened by the Commission; and, the Registration Statement and the Prospectus and any amendment thereto, at the time the Registration Statement became effective, and as of the date of the Prospectus Supplement will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and on the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to (i) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Depositor in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto or (ii) the Seller's Information (as defined in Section 6(a)) or (iii) the 8-K Information (as defined in Section 7(a)); the conditions to the use by the Depositor of a registration statement on Form S-3 under the Securities Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus;

            (b) No Material Adverse Change. Other than as set forth or contemplated in the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change, in or affecting the business, prospects, management, financial position, stockholders' equity or results of operations of the Depositor or JPMCB, taken as a whole.

            (c) Organization and Good Standing. The Depositor has been duly organized and is a validly existing organization in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction in which the conduct of its business requires such qualification, and has all power and authority necessary to enter into and perform its obligations under this Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements and to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the transactions contemplated herein or in the Basic Documents (a "Material Adverse Effect").

            (d) Due Authorization. The Depositor has full right, power and authority to execute and deliver this Agreement, the Certificates, the Pooling and Servicing Agreement and the Basic Documents and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Basic Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

            (e) The Pooling and Servicing Agreement. The Pooling and Servicing Agreement has been duly authorized by the Depositor and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Depositor enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (collectively, the "Enforceability Exceptions").

            (f) The Certificates. The Certificates have been duly authorized and, when duly executed, authenticated, issued and delivered as provided in the Pooling and Servicing Agreement and paid for as provided herein, will be duly and validly issued and outstanding and will be entitled to the benefits and security afforded by the Pooling and Servicing Agreement.

            (g) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Depositor.

            (h) Basic Documents. Each of the Basic Documents to which the Depositor is a party has been duly authorized and when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Depositor enforceable against the Depositor in accordance with its terms, subject to the Enforceability Exceptions.

            (i) Descriptions of Basic Documents. Each Basic Document conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

            (j) No Violation or Default. The Depositor is not (i) in violation of its charter, by-laws or similar organizational documents; (ii) in default in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject; or (iii) in violation of any law or statute or any judgment, order or regulation of any any court or governmental agency or body having jurisdiction over the Depositor, or any of its properties ("Governmental Authority"), except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

            (k) No Conflicts with Existing Instruments. The execution, delivery and performance by the Depositor of each of the Basic Documents, the issuance and sale of the Certificates and compliance by the Depositor with the terms thereof and the consummation of the transactions contemplated by the Basic Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Depositor pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, (ii) result in any violation of the provisions of the charter, by-laws or similar organizational documents of the Depositor or (iii) result in the violation of any law or statute or any judgment, order or regulation of any Governmental Authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

            (l) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any Governmental Authority is required for the execution, delivery and performance by the Depositor of each of the Basic Documents, the issuance and sale of the Certificates and compliance by the Depositor with the terms thereof and the consummation of the transactions contemplated by the Basic Documents, except for the registration of the Offered Certificates under the Securities Act, and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Offered Certificates by the Underwriters.

            (m) Legal Proceedings. Except as described in the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Depositor is or may be a party or to which any property of the Depositor is or may be the subject that, individually or in the aggregate, if determined adversely to the Depositor, could reasonably be expected to have a Material Adverse Effect; to the best knowledge of the Depositor, no such investigations, actions, suits or proceedings are threatened or contemplated by any Governmental Authority or threatened by others; and there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus and that are not so filed or described.

            (n) Independent Accountants. [Accountants], are independent public accountants with respect to the Depositor as required by the Securities Act.

            (o) Title to Mortgage Loans. The Depositor has good and marketable title in fee simple to the Mortgage Loans free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

            (p) Investment Company Act. The Depositor is not and, after giving effect to the offering and sale of the Certificates and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, "Investment Company Act").

            (q) Representations in Basic Documents. The representations and warranties of the Depositor contained in the Basic Documents are true and correct in all material respects.

            (II) JPMCB represents and warrants to each Underwriter that:

            (a) Organization and Good Standing. JPMCB has been duly organized and is a validly existing organization in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction in which the conduct of its business requires such qualification, and has all power and authority necessary to enter into and perform its obligations under this Agreement and the Mortgage Loan Purchase Agreements and to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

            (b) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by JPMCB.

            (c) No Conflicts with Existing Instruments. The execution, delivery and performance by JPMCB of this Agreement and compliance by JPMCB with the terms hereof and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of JPMCB pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which JPMCB is a party or by which JPMCB is bound or to which any of the property or assets of JPMCB is subject, (ii) result in any violation of the provisions of the charter, by-laws or similar organizational documents of JPMCB or (iii) result in the violation of any law or statute or any judgment, order or regulation of any Governmental Authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

            (d) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any Governmental Authority is required for the execution, delivery and performance by JPMCB of this Agreement.

            (e) Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which JPMCB is or may be a party or to which any property of JPMCB is or may be the subject that, individually or in the aggregate, if determined adversely to JPMCB, could reasonably be expected to have a materially and adverse affect on JPMCB's performance of its obligations under, or the validity of, this Agreement; to the best knowledge of JPMCB, no such investigations, actions, suits or proceedings are threatened or contemplated by any Governmental Authority or threatened by others.

            (f) No Material Adverse Change. Other than as set forth or contemplated in the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change, in or affecting the business, prospects, management, financial position, stockholders' equity or results of operations of the Depositor or JPMCB, taken as a whole.

            4. Further Agreements of the Depositor. The Depositor covenants and agrees with each Underwriter that:

            (a) Filing of Prospectus. The Depositor will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) under the Securities Act; and the Depositor will furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request.

            (b) Delivery of Copies. The Depositor will deliver (i) to the Representative, one copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto) as the Representative may reasonably request. As used herein, the term "Prospectus Delivery Period" means such period of time after the first date of the public offering of the Offered Certificates as in the opinion of counsel for the Underwriters a prospectus relating to the Offered Certificates is required by law to be delivered in connection with sales of the Offered Certificates by any Underwriter or dealer.

            (c) Amendments or Supplements. Before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Depositor will furnish to the Representative and counsel for the Underwriters a copy of the proposed amendment or supplement for review and will not file any such proposed amendment or supplement to which the Representative reasonably objects.

            (d) Notice to the Representative. The Depositor will advise the Representative promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective;
(ii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information;
(iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Depositor of any notice with respect to any suspension of the qualification of the Offered Certificates for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Depositor will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Offered Certificates and, if issued, will obtain as soon as possible the withdrawal thereof.

            (e) Ongoing Compliance of the Prospectus. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Depositor will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

            (f) Blue Sky Compliance. The Depositor will cooperate with the Underwriters to qualify the Offered Certificates for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as may be reasonably required for distribution of the Offered Certificates; provided that the Depositor shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in such or (iii) subject itself to taxation in any such jurisdiction if it is not so subject.

            (g) Earning Statement. The Depositor will make generally available to its security holders as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Depositor occurring after the "effective date" (as defined in Rule 158) of the Registration Statement.

            (h) Copies of Reports. So long as the Offered Certificates are outstanding, to furnish each Underwriter (i) copies of each certificate, the annual statements of compliance and the annual independent certified public accountant's servicing reports furnished to the Trustee pursuant to the Pooling and Servicing Agreement by first class mail as soon as practicable after such statements and reports are furnished to the Trustee, (ii) copies of each amendment to any of the Basic Documents, and (iii) copies of all reports or other communications (financial or other) furnished to holders of the Offered Certificates, and copies of any reports and financial statements furnished to or filed with the Commission, any governmental or regulatory authority or any national securities exchange.

            (i) Use of Proceeds. The Depositor will apply the net proceeds from the sale of the Offered Certificates as described in the Registration Statement and the Prospectus.

            (j) Rating Agencies. To the extent, if any, that the ratings provided with respect to the Offered Certificates by the Rating Agencies are conditional upon the furnishing of documents or the taking of any other action by the Depositor, the Depositor shall use its best efforts to furnish such documents and take any other such action.

            (k) Exchange Act Filings. The Depositor will file or cause to be filed all documents required to be filed by the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations thereunder.

            5. Conditions of Underwriters' Obligations. The obligation of each Underwriter to purchase Offered Certificates on the Closing Date as provided herein is subject to the performance by the Depositor of its obligations hereunder and to the following additional conditions:

            (a) Registration Compliance; No Stop Order. If a post-effective amendment to the Registration Statement is required to be filed under the Securities Act, such post-effective amendment shall have become effective, and the Representative shall have received notice thereof, not later than 5:00 P.M., New York City time, on the date hereof; no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been timely filed with the Commission under the Securities Act and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

            (b) Representations and Warranties. The representations and warranties of the Depositor contained herein shall be true and correct on the date hereof and on and as of the Closing Date; the statements of the Depositor and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date; and the Depositor shall have complied with all agreements and all conditions to be performed or satisfied on its part hereunder at or prior to the Closing Date.

            (c) Officer's Certificate. The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Depositor satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Prospectus and, to the best knowledge of such officer, the representation set forth in Section 3(a) hereof is true and correct and (ii) to the effect set forth in paragraphs (a) and (b) above.

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

            (d) [IF INDEMNIFICATION FROM THE SELLERS IS IN THE MLPAS, THIS SHOULD REFERENCE THE MLPAS INSTEAD OF INDEMNIFICATION AGREEMENTS.] Indemnification Agreements. Each of (i) the Indemnification Agreement dated ______, ____, by and among JPMCB, the Depositor and the Underwriters (the "JPMCB Indemnification Agreement") and (ii) the Indemnification Agreement dated _________, ____, by and among ________, JPMCB, the Depositor and the Underwriters (the "________ Indemnification Agreement", and, together with the JPMCB Indemnification Agreement, the "Indemnification Agreements") shall have been executed and delivered.

            (e) Comfort Letters. On the date of this Agreement and on the Closing Date, [Accountant] shall have furnished to the Representative, at the request of the Depositor, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

            (f) Opinion of Counsel for the Depositor. [Counsel], counsel for the Depositor, shall have furnished to the Representative, at the request of the Depositor, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, substantially to the effect set forth in Annex A hereto.

            (g) Opinion of Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date an opinion of [counsel], counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

            (h) Opinion of Counsel for the Master Servicer. Counsel to the Master Servicer shall have furnished to the Underwriters its opinion, dated the Closing Date, in form and substance satisfactory to each Underwriter, substantially to the effect that:

               (i) the Master Servicer is validly existing and in good standing as a corporation under the laws of the state of ___________ with full power and authority to enter into and perform its obligations under the Pooling and Servicing Agreement, and is qualified to do business as a foreign corporation in all other jurisdictions in which it owns or leases property or where the conduct of its business requires such qualification;

               (ii) there are no legal or governmental proceedings pending to which the Master Servicer is a party or of which any property of the Master Servicer is the subject which, if determined adversely to the Master Servicer, might interfere with or adversely affect the consummation of the transactions contemplated in the Pooling and Servicing Agreement; to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

               (iii) the Pooling and Servicing Agreement has been duly authorized, executed and delivered by and constitutes a valid and binding agreement of the Master Servicer enforceable in accordance with its terms, except that the enforceability thereof may be subject to (A) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally, and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (iv) the compliance by the Master Servicer with all applicable provisions of the Certificates and the Pooling and Servicing Agreement and the consummation of the transactions therein contemplated will not (A) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any liens pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Master Servicer is a party or by which the Master Servicer is bound or to which any of the property or assets of the Master Servicer is subject or (B) result in any violation of the provisions of the Certificate of Incorporation or the By-laws of the Master Servicer or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Master Service or any of its properties; and

               (v) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Master Servicer of the transactions contemplated by the Pooling and Servicing Agreement.

            (i) Opinion of Counsel for the Special Servicer. Counsel to the Special Servicer shall have furnished to the Underwriters its opinion, dated the Closing Date, in form and substance satisfactory to each Underwriter, substantially to the effect that:

               (i) the Special Servicer is validly existing and in good standing as a limited liability company under the laws of the state of ___________ with full power and authority to enter into and perform its obligations under the Pooling and Servicing Agreement, and is qualified to do business as a foreign corporation in all other jurisdictions in which it owns or leases property or where the conduct of its business requires such qualification;

               (ii) there are no legal or governmental proceedings pending to which the Special Servicer is a party or of which any property of the Special Servicer is the subject which, if determined adversely to the Special Servicer, might interfere with or adversely affect the consummation of the transactions contemplated in the Pooling and Servicing Agreement; to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

               (iii) the Pooling and Servicing Agreement has been duly authorized, executed and delivered by and constitutes a valid and binding agreement of the Special Servicer enforceable in accordance with its terms, except that the enforceability thereof may be subject to (A) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally, and
      (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (iv) the compliance by the Special Servicer with all applicable provisions of the Certificates and the Pooling and Servicing Agreement and the consummation of the transactions therein contemplated will not (A) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any liens pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Special Servicer is a party or by which the Special Servicer is bound or to which any of the property or assets of the Special Servicer is subject or (B) result in any violation of the provisions of the Certificate of Incorporation or the By-laws of the Special Servicer or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Special Servicer or any of its properties; and

               (v) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Special Servicer of the transactions contemplated by the Pooling and Servicing Agreement.

            (j) Opinion of Counsel for the Trustee. Counsel to the Trustee shall have furnished to the Underwriters its opinion, dated the Closing Date, in form and substance satisfactory to each Underwriter, to the effect that:

               (i) the Trustee is validly existing in good standing under the laws of its jurisdiction of organization with full power and authority to enter into and perform its obligations under the Pooling and Servicing Agreement;

               (ii) there are no legal or governmental proceedings pending to which the Trustee is a party or of which any property of the Trustee is the subject which, if determined adversely to the Trustee, might interfere with or adversely affect the consummation of the transactions contemplated in the Pooling and Servicing Agreement; to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

               (iii) the Pooling and Servicing Agreement has been duly authorized, executed and delivered by and constitutes a valid and binding agreement of the Trustee enforceable in accordance with its terms, except that the enforceability thereof may be subject to (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (iv) the Trustee has duly executed, authenticated and delivered the Certificates as provided in the Pooling and Servicing Agreement;

               (v) the compliance by the Trustee with all applicable provisions of the Pooling and Servicing Agreement will not (A) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any liens pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Trustee is a party or by which the Trustee is bound or to which any of the property or assets of the Trustee is subject or (B) result in any violation of the provisions of the certificate of incorporation or by-laws of the Trustee or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trustee or any of its properties;

               (vi) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Trustee of the transactions contemplated by the Pooling and Servicing Agreement; and

               (vii) in the event that the Master Servicer defaults in its obligation to make Advances pursuant to the Pooling and Servicing Agreement, the Trustee is not, as of the date hereof, prohibited by any provision of its organizational documents or by any provision of the banking and trust laws of the state of its organization from assuming, pursuant to the Pooling and Servicing Agreement, the obligation to make such Advances.

            (k) Opinions of Counsel to Sellers. Counsel for each Seller shall have furnished to the Underwriters its opinion, dated the Closing Date, in form and substance satisfactory to each Underwriter.

            (l) Rating Agency Opinions. Each Underwriter shall be addressed in any opinion from any counsel delivering any written opinion to the Rating Agencies in connection with the transaction described herein which is not otherwise described in this Agreement.

            (m) Rating Agency Letters. Each Underwriter shall have received copies of letters from [Standard & Poor's Ratings Services] and [Fitch, Inc.] (together, the "Rating Agencies") stating that the Offered Certificates are rated as set forth on Schedule II hereto by the Rating Agencies.

            (n) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Authority that would, as of the Closing Date, prevent the issuance or sale of the Certificates; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Certificates.

            (o) Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Depositor in its jurisdiction of organization and its good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate Governmental Authorities of such jurisdictions.

            (p) Additional Documents. On or prior to the Closing Date, the Depositor shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

            All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

            6. Indemnification and Contribution. (a) Indemnification of the Underwriters. The Depositor and JPMCB agree to jointly and severally indemnify and hold harmless each Underwriter, its affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted), joint or several, caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, or the attached diskette to the Preliminary Prospectus or the Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with (i) information with respect to which each Underwriter has agreed to indemnify the Depositor pursuant to Section 6(b) or (ii) information with respect to which each Seller has agreed to indemnify the Underwriters pursuant to the Indemnification Agreements (such information referred to herein as the "Seller's Information"); provided, that with respect to any such untrue statement in or omission from any Preliminary Prospectus, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of any Underwriter to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial resale by such Underwriter and any such loss, claim, damage or liability of or with respect to such Underwriter results from the fact that both (i) to the extent required by applicable law, a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Offered Certificates to such person and (ii) the untrue statement in or omission from such Preliminary Prospectus was corrected in the Prospectus unless, in either case, such failure to deliver the Prospectus was a result of non-compliance by the Depositor with the provisions of Section 4 hereof.

            (b) Indemnification of the Depositor. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Depositor, its directors, its officers who signed the Registration Statement, JPMCB and each person, if any, who controls the Depositor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities caused by any untrue statement or omission or alleged untrue statement or omission (i) made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Depositor in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus (such information set forth in Section 14 hereof) or (ii) in the 8-K Information (as defined in Section 7(a)) distributed by such Underwriter, except to the extent that the Depositor and JPMCB are indemnified therefor under the indemnity of the Sellers set forth in the Indemnification Agreements.

            (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 6. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Depositor, its directors, its officers who signed the Registration Statement, JPMCB and any control persons of the Depositor shall be designated in writing by JPMCB. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

            (d) Contribution. If the indemnification provided for in paragraphs
(a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor and JPMCB on the one hand and the Underwriters on the other from the offering of the Offered Certificates or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Depositor and JPMCB on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Depositor and JPMCB on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Depositor from the sale of the Offered Certificates and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Offered Certificates. The relative fault of the Depositor and JPMCB on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (e) Limitation on Liability. The Depositor, JPMCB and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this
Section 6, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Offered Certificates exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

            (f) Non-Exclusive Remedies. The remedies provided for in this
Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

            7. 8-K Information and Derived Information. (a) Each Underwriter may prepare and provide to prospective investors "Computational Materials," "ABS Term Sheets" and "Collateral Term Sheets" (collectively, the "8-K Information") in connection with its offering of the Offered Certificates described in the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I and certain affiliates, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994 (collectively, the "Kidder/PSA Letter"), and in accordance with the requirements of the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder/PSA Letter, the "No-Action Letters"); subject to the following conditions: (i) such Underwriter shall comply with the requirements of the No-Action Letters; (ii) for purposes hereof, "Computational Materials" shall have the meaning given such term in the No-Action Letters, but with respect to any Underwriter shall include only those Computational Materials that have been prepared by such Underwriter for prospective investors and for purposes hereof, "ABS Term Sheets" and "Collateral Term Sheets" shall have the meanings given such terms in the PSA Letter but with respect to any Underwriter shall include only those ABS Term Sheets or Collateral Term Sheets that have been prepared by such Underwriter for prospective investors; (iii) each Underwriter shall provide to the Depositor any 8-K Information which is provided to investors no later than the second business day preceding the date such 8-K Information is required to be filed pursuant to the applicable No-Action Letters and each Underwriter may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed; and (iv) in the event that the Depositor or any Underwriter discovers an error in the 8-K Information, the Underwriter that prepared such material shall prepare corrected 8-K Information and deliver it to the Depositor for filing.

            (b) The Depositor will cause to be filed with the Commission one or more current reports on Form 8-K with respect to the 8-K Information within the time period required in the No Action Letters.

            (c) Each Underwriter shall cause [Accountants] to furnish the Depositor with a letter dated no later than the Closing Date, in form and substance satisfactory to the Depositor, with respect to any 8-K Information prepared by such Underwriter.

            (d) Each Underwriter represents and warrants to, and covenants with, the Depositor that the 8-K Information distributed by such Underwriter, when read in conjunction with the Prospectus, is not misleading and not inaccurate in any material respect.

            8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

            9. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Depositor, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or the over-the-counter market; (ii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Certificates on the terms and in the manner contemplated by this Agreement and the Prospectus.

            10. Defaulting Underwriter. (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Offered Certificates that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Offered Certificates by other persons satisfactory to the Depositor on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Offered Certificates, then the Depositor shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Offered Certificates on such terms. If other persons become obligated or agree to purchase the Offered Certificates of a defaulting Underwriter, either the non-defaulting Underwriters or the Depositor may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Depositor or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Depositor agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 10, purchases Offered Certificates that a defaulting Underwriter agreed but failed to purchase.

            (b) If, after giving effect to any arrangements for the purchase of the Offered Certificates of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Depositor as provided in paragraph (a) above, the aggregate principal amount of such Offered Certificates that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Offered Certificates, then the Depositor shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Offered Certificates that such Underwriter agreed to purchase hereunder plus such Underwriter's pro rata share (based on the principal amount of Offered Certificates that such Underwriter agreed to purchase hereunder) of the Offered Certificates of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

            (c) If, after giving effect to any arrangements for the purchase of the Offered Certificates of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Depositor as provided in paragraph (a) above, the aggregate principal amount of such Offered Certificates that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Offered Certificates, or if the Depositor shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters or the Depositor, except that the Depositor will continue to be liable for the payment of expenses as set forth in
Section 11 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

            (d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Depositor or any non-defaulting Underwriter for damages caused by its default.

            11. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Depositor will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Certificates and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Basic Documents; (iv) the fees and expenses of the Depositor's counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Offered Certificates under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Certificates; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with National Association of Securities Dealers, Inc.; (ix) all expenses incurred by the Depositor in connection with any "road show" presentation to potential investors ; and (x) the costs and expenses of the Depositor in connection with the purchase of the Mortgage Loans.

            (b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Depositor for any reason fails to tender the Offered Certificates for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Offered Certificates for any reason permitted under this Agreement, the Depositor agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

            12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Depositor, its officers and directors and any controlling persons referred to herein, JPMCB, the Underwriters, their respective affiliates and any controlling persons referred to herein, and their respective successors. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Offered Certificates from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

            13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Depositor and the Underwriters contained in this Agreement or made by or on behalf of the Depositor or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Offered Certificates and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Depositor or the Underwriters.

            14. Underwriters' Information. The Depositor and the Underwriters acknowledge and agree that the only information relating to any Underwriter that has been furnished to the Depositor in writing by any Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus (or any amendment or supplement thereto) and any Preliminary Prospectus consists of the following: the [first and second sentences in the last paragraph of the cover page and the second paragraph, the table entitled "Allocation Table", the first sentence of the fifth paragraph and the sixth paragraph under the heading "Plan of Distribution" in the Prospectus Supplement].

            15. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act; (b) the term "business day" means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act.

            16. Miscellaneous. (a) Authority of the Representative. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities Inc. on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities Inc. shall be binding upon the Underwriters.

            (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative c/o J.P. Morgan Securities Inc., 270 Park Avenue, 10th Floor, New York, New York 10017 (fax: 212-834-6598);
Attention: RESF Trading Desk. Notices to the Depositor shall be given to it at J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, 10th Floor, New York, New York 10017 (fax: 212-834-6593); Attention: Real Estate Structured Finance. Notices to JPMCB shall be given to it at JPMorgan Chase
Bank: 270 Park Avenue, 10th Floor, New York, New York 10017, (Facsimile No.:
(212) 834-6593), Attention: Real Estate Structured Finance.

            (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            (d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

            (e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

            (f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

            If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                       Very truly yours,


                                       J.P. MORGAN CHASE COMMERCIAL
                                         MORTGAGE SECURITIES CORP.



                                       By:
                                          ------------------------------------
                                          Title:


                                       JPMORGAN CHASE BANK



                                       By:
                                          ------------------------------------
                                          Title:

Accepted:  __________, 200__

J.P. MORGAN SECURITIES INC.

For itself and on behalf of the
several Underwriters listed
in Schedule I hereto.

By:------------------------------------
         Authorized Signatory

                                                                      SCHEDULE I
                                                                      ----------

                       AGGREGATE INITIAL PRINCIPAL AMOUNT
                         OF CERTIFICATES TO BE PURCHASED

                    PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL
                    AMOUNT OF    AMOUNT OF    AMOUNT OF    AMOUNT OF    AMOUNT OF    AMOUNT OF
                     CLASS A1     CLASS A2     CLASS A3     CLASS B      CLASS C      CLASS D
   UNDERWRITER     CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES
-----------------  ------------ ------------ ------------ ------------ ------------ ------------
J.P. Morgan             $            $            $            $            $            $
  Securities Inc.

                                    Sch. I-1

                                                                     SCHEDULE II
                                                                     -----------

                               CERTIFICATE RATING

                                                 STANDARD & POOR'S
               DESIGNATION        FITCH, INC.     RATING SERVICES
               -----------        -----------    ------------------
                Class A1             [AAA]             [AAA]

                Class A2             [AAA]             [AAA]

                Class A3             [AAA]             [AAA]

                Class B               [AA]              [AA]

                Class C               [A]               [A]

                Class D               [A-]              [A-]

                                   Sch. II-1

                                                                         Annex A

                 [Form of Opinion of Counsel for the Depositor]

            (-)   The Registration Statement was declared effective under the
Securities Act as of the date and time specified in such opinion; the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act specified in such opinion on the date specified therein; and no order suspending the effectiveness of the Registration Statement has been issued and, to the best knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission.

            (-)   The Registration Statement and the Prospectus (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act; and the Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act.

            (-)   The Depositor has been duly organized and is validly existing as an organization in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction in which the ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

            (-)   The Depositor has full right, power and authority to execute and deliver each of the Basic Documents and to perform its obligations thereunder; and all action (corporate and other) required to be taken for the due and proper authorization, execution and delivery of each of the Basic Documents and the consummation of the transactions contemplated thereby have been duly and validly taken.

            (-)   The Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Depositor and, assuming due execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of the Depositor enforceable against the Depositor in accordance with its terms, subject to the Enforceability Exceptions.

            (-)   The Offered Certificates have been duly authorized and, when such Certificates are duly and validly executed and authenticated by the Trustee and delivered in accordance with the Pooling and Servicing Agreement and delivered and paid for pursuant to this Agreement will be validly issued and outstanding and entitled to the benefits and security afforded by the Pooling and Servicing Agreement.

            (-)   This Agreement has been duly authorized, executed and
delivered by the Depositor.

            (-)   The [insert reference to any other Basic Document] has been duly authorized, executed and delivered by the Depositor and constitutes a valid and legally binding agreement of the Depositor enforceable against the Depositor in accordance with its terms, subject to the Enforceability Exceptions.

            (-)   Each Basic Document conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

            (-)   The execution, delivery and performance by the Depositor of each of the Basic Documents, the issuance and sale of the Certificates and compliance by the Depositor with the terms thereof and the consummation of the transactions contemplated by the Basic Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Depositor or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which the Depositor or any of its subsidiaries is bound or to which any of the property or assets of the Depositor or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter, by-laws or similar organizational documents of the Depositor or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order or regulation of any Governmental Authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

            (-)   No consent, approval, authorization, order, registration or qualification of or with any Governmental Authority is required for the execution, delivery and performance by the Depositor of each of the Basic Documents, the issuance and sale of the Certificates and compliance by the Depositor with the terms thereof and the consummation of the transactions contemplated by the Basic Documents, except for the registration of the Offered Certificates under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Offered Certificates by the Underwriters.

            (-)   To the best knowledge of such counsel, except as described in the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Depositor or any of its subsidiaries is or may be a party or to which any property of the Depositor or any of its subsidiaries is or may be the subject which, individually or in the aggregate, if determined adversely to the Depositor or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the best knowledge of such counsel, no such investigations, actions, suits or proceedings are threatened or contemplated by any Governmental Authority or threatened by others.

            (-)   The descriptions in the Prospectus of statutes, legal,
governmental and regulatory proceedings and contracts and other documents are accurate in all material respects; [the statements in the Prospectus under the heading "Certain Federal Income Tax Considerations", to the extent that they constitute summaries of matters of law or regulation or legal conclusions, fairly summarize the matters described therein in all material respects;] and, to the best knowledge of such counsel, (A) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Prospectus and that are not so described and (B) there are no statutes, regulations or contracts and other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Prospectus and that have not been so filed or described.

            (-)   The Depositor is not and, after giving effect to the offering and sale of the Certificates and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act.

            Such counsel shall also state that they have participated in conferences with representatives of the Depositor and with representatives of its independent accountants and counsel at which conferences the contents of the Registration Statement and the Prospectus and any amendment and supplement thereto and related matters were discussed and, although such counsel assume no responsibility for the accuracy, completeness or fairness of the Registration Statement, the Prospectus and any amendment or supplement thereto (except as expressly provided above), nothing has come to the attention of such counsel to cause such counsel to believe that the Registration Statement, at the time of its effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto as of its date and the Closing Date contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and other financial information contained therein, as to which such counsel need express no belief).

            In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Depositor and public officials that are furnished to the Underwriters.

            The opinion of [counsel] described above shall be rendered to the Underwriters at the request of the Depositor and shall so state therein.